SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           IMMTECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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            N/A
            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            N/A
            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            N/A
            --------------------------------------------------------------------

      5.    Total fee paid:

            N/A
            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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

================================================================================
                           IMMTECH INTERNATIONAL, INC.
                          150 Fairway Drive, Suite 150
                          Vernon Hills, Illinois 60061

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                October 12, 2000

================================================================================

      The 2000 annual meeting of the shareholders of Immtech International, Inc. ("the Company") will be held at the Westin O'Hare, 6100 River Road, Rosemont, Illinois 60018 at 10:00 A.M. on October 12, 2000, for the following purposes:

      (1) To elect four directors to serve until the next annual meeting of the shareholders and until their successors shall be elected and shall qualify.

      (2)   To approve the Immtech International, Inc. 2000 Stock Incentive
            Plan.

      (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The close of business on August 15, 2000, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at said meeting.

      Management hopes all shareholders can attend this meeting. Whether or not you expect to be present, you are requested to date and sign the enclosed proxy and return it promptly in the enclosed envelope. The proxy will be returned to any shareholder who attends the meeting and requests such return.

                                     By order of the Board of Directors


                                     Gary C. Parks
                                     Secretary, Immtech International, Inc.

August 25, 2000

--------------------------------------------------------------------------------

      You are urged to complete, date and sign the enclosed proxy card and return it promptly in the enclosed, prepaid and preaddressed envelope, whether or not you are planning to attend the meeting in person. The proxy may be revoked by you at any time prior to exercise, and if you are present at the meeting you may, if you wish, revoke your proxy at that time and exercise your right to vote your shares personally.

--------------------------------------------------------------------------------

================================================================================

                                 PROXY STATEMENT

================================================================================

                              Annual Meeting of the
                   Shareholders of Immtech International, Inc.
                           to be held October 12, 2000

SOLICITATION AND REVOCATION OF PROXY

      Your Board of Directors is sending you this proxy statement in connection with the solicitation of your proxy for use at the annual meeting. When you vote by proxy, you appoint T. Stephen Thompson and Gary C. Parks as your representatives at the annual meeting. T. Stephen Thompson and Gary C. Parks will vote your shares, as you have instructed them on the proxy form, at the annual meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to vote by proxy in advance of the meeting just in case your plans change.

      The Board of Directors does not know of any other matters to be presented at the meeting, however, if an issue comes up for vote at the meeting that is not covered by your proxy, T. Stephen Thompson and Gary C. Parks will vote your shares, under your proxy, in accordance with their best judgment.

      The Company will bear all costs associated with preparing, assembling and mailing the proxy materials. Such costs are not expected to exceed an amount normally expended for a solicitation for an election of directors and costs represented by salaries and wages of regular employees and officers, who will carry out any solicitations to be made.

      The mailing address of the principal executive office of the Company is:

                           Immtech International, Inc.
                          150 Fairway Drive, Suite 150
                          Vernon Hills, Illinois 60061

      The proxy statements and proxy cards were first sent or given to shareholders on August 25, 2000.

VOTING RIGHTS

      If you owned shares of common stock of the Company on August 15, 2000, you are entitled to notice of and to vote at the annual meeting of shareholders on October 12, 2000, and at any adjournments thereof. On August 15, 2000, (the record date) there were 5,367,769 shares of common stock outstanding and entitled to vote. Each share of such stock is entitled to one vote.

VOTING PROCEDURES

      If a majority of the shares of the Company's issued and outstanding stock are present at the meeting in person or by proxy, a quorum will exist. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

      If you owned common stock on the record date, you are entitled to cast one vote per share on each matter to be presented. Generally, for a matter to be approved, it must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to be cast. Directors are elected by a plurality of the votes cast. This means that the nominees with the largest number of votes will be elected up to the maximum number of directors to be elected.

      You may vote in person at the meeting if you have not given a proxy or if your proxy is revoked.

      Under Delaware law and under the articles of incorporation and bylaws of the Company, with respect to the approval of the 2000 Stock Incentive Plan, abstentions will be counted as a vote against the matter, while broker non-votes have no effect since they are treated as shares not entitled to vote. With respect to the election of directors, withholding authority will have no effect on the result of the vote.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      Four directors are to be elected at the annual meeting of shareholders to be held on October 12, 2000. Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify. The following four persons are the nominees of the Board to be elected directors: T. Stephen Thompson, Byron E. Anderson, Ph.D., Emil Soika and Eric Sorkin. Your proxy, unless otherwise specified, will be voted in favor of the election of the previously listed four nominees.

      Each of these nominees is currently a director of the Company whose term is scheduled to expire at this annual meeting. Each of the nominees has indicated a willingness to serve. Should any of the nominees become unavailable prior to the annual meeting, your proxy will be voted for such person or persons as shall be recommended by a proxy committee appointed by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES NAMED BELOW.

      T. Stephen Thompson, President, Chief Executive Officer and Director, age
53. Mr. Thompson has served as a Director since 1991. He joined Immtech in April 1991 from Amersham Corporation, where he was President and Chief Executive Officer. He was responsible for Amersham Corporation's four North American divisions: Life Sciences, Radiopharmaceuticals, Diagnostics, and Quality and Safety Products. In addition, he had direct responsibility for the Clinical Reagent (in vitro diagnostic) Division in the United Kingdom. He was employed by Amersham Corporation from 1986 to 1991. Mr. Thompson has 20 years' experience in health care with previous positions as President of a small diagnostic start-up, General Manager of the Infectious Disease and Immunology Business Unit in the Diagnostic Division of Abbott Laboratories from 1981 to 1986, and Group Marketing Manager for the Hyland Division of Baxter International Inc. from 1978 to 1981. Mr. Thompson is a Director of

Matritech, Inc. (Nasdaq: NMPS). Mr. Thompson holds a B.S. from the University of Cincinnati and an M.B.A. from Harvard University.

      Byron E. Anderson, Ph.D., Director, age 58. Dr. Anderson was a founder of Immtech and has served as a Director since 1984. He is presently a Professor at Northwestern University Medical School in the Department of Cell, Molecular, and Structural Biology. He is a member of the American Association of Immunologists, the American Society of Molecular and Biological Chemists, the American Association for Advancement of Science, and several other biological and medical research societies. Dr. Anderson received his B.A. in Chemistry and Biology from Kalamazoo College in 1963, and a Ph.D. from the University of Michigan. He was a postdoctoral fellow of the Helen Hay Whitney Foundation, a Senior Investigator of the Arthritis Foundation, and a NIH Research Career Development Awardee. His research areas include peptide, protein and glycoprotein structure and function, as well as immunopathology of autoimmune and cancer diseases.

      Emil Soika, Director, age 62. Mr. Soika has served as a Director of the Company since March 1999. Since November 1998, he has served as President of Criticare, a developer and manufacturer of medical devices. From 1995 to November 1998, he served as Vice President and General Manager of Spacelabs Medical, Inc., a manufacturer of noninvasive medical diagnostic and monitoring equipment. From 1990 to 1994, he served as President and Chief Executive Officer of Block Medical Inc. He has also held various positions with Baxter International, Inc., where he ultimately served as Division President and General Manager of the Auto Syringe Division, directing international manufacturing and sales operations. Mr. Soika holds a B.S.M.E. from Marquette University and an M.B.A. from Northwestern University.

      Eric Sorkin, Director, age 40. Mr. Sorkin is a private investor. Prior to 1994, Mr. Sorkin worked eleven years at Dean Witter Realty Inc., a wholly owned subsidiary of Morgan Stanley Dean Witter, which grew to hold an investment portfolio of over $3 billion. He became Managing Director in 1988 and was responsible for the negotiation, structuring, and debt placement of various investments. Mr. Sorkin managed the company's retail (shopping center) portfolio of over 2 million square feet, and participated in the development of office, residential, industrial, and retail property development and acquisition of over 5 million square feet of assets. He is a graduate of Yale University with a Bachelor of Arts degree in Economics.

PROPOSAL NO. 2 - APPROVAL OF IMMTECH INTERNATIONAL, INC. 2000 STOCK INCENTIVE
PLAN

      The Board of Directors has approved and recommended the adoption of the Immtech International, Inc. 2000 Stock Incentive Plan (the "Stock Incentive Plan"), subject to approval by the Company's shareholders. The purpose of the Stock Incentive Plan is to enable the Company to attract, retain and reward directors, employees and other individuals who are providing significant services to the Company and to offer such individuals an opportunity to have a greater proprietary interest in, and a closer identity with, the Company.

      Set forth below is a summary of certain important features of the Stock Incentive Plan. This summary is qualified in its entirety by reference to the actual plan attached hereto as Annex A.

      Administration. The Stock Incentive Plan will be administered by a committee of two or more members of the Board appointed by the Board to administer the Stock Incentive Plan. If the Board has not appointed such a Committee, the Board will act as the Committee. Among other things, the Committee will have the authority, subject to the terms of the Stock Incentive Plan, to select those directors, employees and other persons providing material services to the Company to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards. The Committee also will have the authority to interpret the terms and provisions of the Stock Incentive Plan and any awards issued thereunder, to establish, amend or waive rules and regulations for its administration, and to accelerate the exercisability of any option or the termination of any restrictions.

      Eligibility. Employees of the Company and any other persons providing material services to the Company including, without limitation, persons serving as a director, consultant, advisor or independent contractor are eligible to be granted awards under the Stock Incentive Plan.

      Plan Features. The Stock Incentive Plan authorizes the issuance of up to 350,000 shares of common stock pursuant to the grant or exercise of stock options, including incentive stock options ("ISOs"), nonqualified stock options and stock awards. The shares available under the Stock Incentive Plan can be divided among the various types of awards and among the participants as the Committee sees fit. The shares subject to grant under the Stock Incentive Plan are to be made available from authorized but unissued shares or from treasury shares as determined from time to time by the Board. Awards may be granted for such terms as the Committee may determine. No awards outstanding on the termination date of the Stock Incentive Plan will be affected or impaired by such termination. Awards will not be transferable, except by will and the laws of descent and distribution and, if permitted by the Committee, except that nonqualified stock options and stock awards may be transferred to a member of the participant's immediate family or to a trust for the benefit of the participant or members of the participant's immediate family. The Committee will have broad authority to fix the terms and conditions of individual agreements with participants.

Description of Awards

      As indicated above, several types of stock-related grants can be made under the Stock Incentive Plan. A summary of these grants is set forth below.

      Stock Options. The Stock Incentive Plan authorizes the Committee to grant options to purchase common stock at a specified exercise price (the "option price"). For an ISO, the option price cannot be less than 100% of the fair market value of such stock on the date of grant. The Stock Incentive Plan permits optionees, with the approval of the Committee, to pay the exercise price of options in cash, stock or a combination thereof. As noted above, options may be granted either as ISOs or nonqualified options. The principal difference between ISOs and nonqualified options is their tax treatment. See "-- Federal Income Tax Consequences."

      Stock Awards. The Stock Incentive Plan authorizes the Committee to grant shares of stock to participants, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee in its sole discretion. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the stock award is granted, or the date the common stock is earned by, vested in or delivered to the participant. The provisions of stock awards need not be the same with respect to each participant. Beginning on the date of grant (or, if later, the date of distribution) of shares of common stock comprising a stock award, and including any applicable restricted period, the participant will be treated as the owner of the shares and will have the right to vote the shares. Until a participant has a fully earned and vested right to the shares under a stock award, and until the shares have been distributed, the Committee, in its sole discretion, may award dividend rights with respect to the shares. Once a participant has a fully earned and vested right to the shares and the shares have been distributed to the participant, the participant will have all the same dividend rights as any other shareholder.

      Duration, Amendment and Discontinuance. The Stock Incentive Plan will remain in effect until terminated by the Board. Awards outstanding as of such date will not be affected or impaired by the termination of the Stock Incentive Plan. The Stock Incentive Plan may be amended, or discontinued by the Board, but no amendment, or discontinuance may be made which would materially adversely affect the rights of any participant under any award previously granted without the participant's consent.

      Changes in Capitalization; Change of Control. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of common stock or other change in corporate structure or capitalization affecting the common stock, the type and number of shares of common stock which are or may be subject to awards under the Stock Incentive Plan and the terms of any outstanding awards (including the number of shares subject to the award and the price, if applicable, at which they may be purchased) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of the benefits awarded or to be awarded to participants under the Stock Incentive Plan.

      Federal Income Tax Consequences. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options and stock awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

o Nonqualified Options. Upon the grant of a nonqualified option, the optionee will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of such an option, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is used. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee.

o ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item ineludible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax.

o Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

o Stock Awards. A participant who is granted a stock award may make an election (a "Section 83(b) election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon the subsequent sale of the shares. Any such Section 83(b) election must be made and filed with the IRS within 30 days of receipt in accordance with the regulations under
      Section 83(b) of the Internal Revenue Code. If the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a
      Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant.

      New Plan Benefits. Apart from those described below, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Stock Incentive Plan if the Stock Incentive Plan is adopted. Such determinations as to allocations are subject to the discretion of the Compensation Committee and as to receipt of payouts is dependent on future performance.

      2000 Awards. The Board of Directors have approved the issuance of 127,750 stock options at the closing market price on the grant date of the options to certain scientific members of the Consortium, employees (excluding executive officers) of the Company and other individuals. These options are subject to shareholder approval of the 2000 Stock Incentive Plan. These options vest over periods ranging from 0 to 4 years and generally expire in ten years.

      Vote Required. The affirmative vote of a majority of the shares present in person or by proxy and entitled to be voted is required to approve the Stock Incentive Plan. Abstentions from voting on this matter will be treated as votes against, while broker non-votes, if any, will be treated as shares not voted. Such vote will also satisfy the shareholder approval requirements of the NASDAQ Stock Market and Section 422 of the Internal Revenue Code with respect to the grant of ISOs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of July 31, 2000 by
(i) each of the Company's Directors and Named Executive Officers, (ii) all directors and executive officers as a group and (iii) each person known to be the beneficial owner of more than 5% of the Shares.

                                       Number of Shares of                Percentage of
                                           Common Stock               Outstanding Shares of
        Name and Address              Beneficially Owned(1)                Common Stock
        ----------------              ---------------------                ------------
T. Stephen Thompson (2)
  c/o Immtech international, Inc.
  150 Fairway Drive, Ste. 150                294,593                          5.49%
  Vernon Hills, IL  60061

Gary C. Parks (3)
  c/o Immtech International, Inc.
  150 Fairway Drive, Ste. 150                 35,777                          0.67%
  Vernon Hills, IL 60061

Cecilia Chan (4)
   c/o Immtech International, Inc.
   One North End Ave., Ste. 1111             227,000                          4.08%
   New York, NY 10282

Byron Anderson, Ph.D. (5)
  c/o Northwestern University
  Medical School
  303 East Chicago Avenue                     85,522                          1.59%
  Chicago, IL  60611

Emil Soika (6)
  c/o Criticare Systems, Inc.
  20925 Cross Road Circle                    474,956                          8.91%
  Waukesha, WI 53186

Eric Sorkin (7)
  93 Prospect Avenue
  Montclair, NJ 07042                        246,500                          4.62%

Criticare Systems, Inc. (8)
  20925 Crossroads Circle
  Waukesha, WI  53186                        474,956                          8.91%

James Ng (9)
  c/o RADE Management
  New York Mercantile                        357,800                          6.29%
  Exchange, Box 415
  New York, NY 10282

University of North Carolina
  at Chapel Hill/Pharm-Eco
  Laboratories (10)                          611,250                          11.46%
  c/o Office of Technology
  Development
  308 Bynum Hall

  Chapel Hill, NC  27599

All directors and officers
  as a group(6 persons)                  913,192                          15.57%

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them, subject to applicable community property laws.

(2) Includes 258,460 shares of Common Stock, and 36,133 shares of Common Stock issuable upon the exercise of options as follows: option to purchase 8,872 shares of Common Stock at $0.46 per share by March 21, 2006; option to purchase 13,066 shares of Common Stock at $0.34 per share by November 27, 2001; and option to purchase 14,195 shares of Common Stock at $1.74 per share by April 16, 2008.

(3) Includes 7,387 shares of Common Stock, and 28,390 shares of Common Stock issuable upon the exercise of options as follows: option to purchase 14,195 shares of Common Stock at $0.46 per share by February 1, 2004; and option to purchase 14,195 shares of Common Stock at $1.74 per share by April 16, 2008.

(4) Includes 2,000 shares of Common Stock, and 225,000 shares of Common Stock issuable upon the exercise of warrants as follows: warrant to purchase 51,923 shares of Common Stock at $6.47 per share by July 24, 2004; and warrant to purchase 173,077 shares of Common Stock at $6.47 per share by October 12, 2004.

(5) Includes 76,811 shares of Common Stock, and 8,711 shares of Common Stock issuable upon the exercise of an option granted to Dr. Anderson's wife to purchase 8,711 shares at $0.34 per share by May 1, 2001.

(6) Includes 474,956 shares held by Criticare Systems, Inc. Mr. Soika is President of Criticare Systems and, therefore, may be deemed to share investment and voting power with respect to the shares owned by Criticare Systems, Inc.

(7) Includes 21,500 shares of Common Stock, and 225,000 shares of Common Stock issuable upon the exercise of warrants as follows: warrant to purchase 51,923 shares of Common Stock at $6.47 per share by July 24, 2004; and warrant to purchase 173,077 shares of Common Stock at $6.47 per share by October 12, 2004.

(8) Criticare Systems, Inc. (Nasdaq: CXIM) designs, manufactures and markets cost-effective patient monitoring systems and noninvasive sensors for a wide range of hospitals and alternate health care environments throughout the worlds.

(9) Includes 2,800 shares of Common Stock, and 225,000 shares of Common Stock issuable upon the exercise of warrants as follows: warrant to purchase 51,923 shares of Common Stock at $6.47 per share by July 24, 2004; and warrant to purchase 173,077 shares of Common Stock at $6.47 per share by October 12, 2004. As beneficial owner of RADE Management, includes 130,000 shares of Common Stock issuable upon the exercise of warrants as follows: warrant to purchase 30,000 shares of Common Stock at $6.47 per share by July 24, 2004; and warrant to purchase 100,000 shares of Common Stock at $6.47 per share by October 12, 2004.

(10) University of North Carolina at Chapel Hill ("Consortium") and Pharm-Eco jointly own 611,250 shares of Common Stock. At the time of an ANDA or NDA filing, 150,000 additional shares of Common Stock shall be issued. Additionally, upon reaching certain milestones of development, the Consortium and Pharm-Eco may be entitled to warrants to purchase 850,000 shares of Common Stock at an exercise price ($20.52) equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market.

DIRECTORS AND EXECUTIVE OFFICERS

      The executive officers, and directors of the Company are as follows:

         Name                     Age                         Position
         ----                     ---                         --------
T. Stephen Thompson               53             Director, President and Chief Executive Officer
Gary C. Parks                     50             Treasurer, Secretary and Chief Financial Officer
Byron E. Anderson, Ph.D.          58             Director
Emil Soika                        62             Director
Eric L. Sorkin                    40             Director

      T. Stephen Thompson, President, Chief Executive Officer and Director. Mr. Thompson has served as a Director since 1991. He joined Immtech in April 1991 from Amersham Corporation, where he was President and Chief Executive Officer. He was responsible for Amersham Corporation's four North American divisions:
Life Sciences, Radiopharmaceuticals, Diagnostics, and Quality and Safety Products. In addition, he had direct responsibility for the Clinical Reagent (in vitro diagnostic) Division in the United Kingdom. He was employed by Amersham Corporation from 1986 to 1991. Mr. Thompson has 20 years' experience in health care with previous positions as President of a small diagnostic start-up, General Manager of the Infectious Disease and Immunology Business Unit in the Diagnostic Division of Abbott Laboratories from 1981 to 1986, and Group Marketing Manager for the Hyland Division of Baxter International Inc. from 1978 to 1981. Mr. Thompson is a Director of Matritech, Inc. (Nasdaq: NMPS). Mr. Thompson holds a B.S. from the University of Cincinnati and an M.B.A. from Harvard University.

      Gary C. Parks, Treasurer, Secretary and Chief Financial Officer. Mr. Parks joined Immtech in January 1994, having previously served at Smallbone, Inc. from 1989 until 1993, where he was Vice President, Finance. Mr. Parks was a Division Controller with International Paper from 1986 to 1989. Prior to that, he was Vice President, Finance of SerckBaker, Inc., a subsidiary of BTR plc, from 1982 to 1986 and a board member of SerckBaker de Venezuela. Mr. Parks holds a B.A. from Principia College and an M.B.A. from the University of Michigan.

      Byron E. Anderson, Ph.D., Director. Dr. Anderson was a founder of Immtech and has served as a Director since 1984. He is presently a Professor at Northwestern University Medical School in the Department of Cell, Molecular, and Structural Biology. He is a member of the American Association of Immunologists, the American Society of Molecular and Biological Chemists, the American Association for Advancement of Science, and several other biological and medical research societies. Dr. Anderson received his B.A. in Chemistry and Biology from Kalamazoo College in 1963, and a Ph.D. from the University of Michigan. He was a postdoctoral fellow of the Helen Hay Whitney Foundation, a Senior Investigator of the Arthritis Foundation, and a NIH Research Career Development Awardee. His research areas include peptide, protein and glycoprotein structure and function, as well as immunopathology of autoimmune and cancer diseases.

      Emil Soika, Director. Mr. Soika has served as a Director of the Company since March 1999. Since November 1998, he has served as President of Criticare, a developer and manufacturer of medical devices. From 1995 to November 1998, he served as Vice President and General Manager of Spacelabs Medical, Inc., a manufacturer of noninvasive medical diagnostic and monitoring equipment. From 1990 to 1994, he served as President and Chief Executive Officer of Block Medical Inc. He has also held various positions with Baxter International, Inc., where he ultimately served as Division President and General Manager of the Auto Syringe Division, directing international manufacturing and sales operations. Mr. Soika holds a B.S.M.E. from Marquette University and an M.B.A. from Northwestern University.

      Eric L. Sorkin, Director. Mr. Sorkin is a private investor. Prior to 1994, Mr. Sorkin worked eleven years at Dean Witter Realty Inc., a wholly owned subsidiary of Morgan Stanley Dean Witter, which grew to hold an investment portfolio of over $3 billion. He became Managing Director in 1988 and was responsible for the negotiation, structuring, and debt placement of various investments. Mr. Sorkin managed the company's retail (shopping center) portfolio of over 2 million square feet, and participated in the development of office, residential, industrial, and retail property development and acquisition of over 5 million square feet of assets. He is a graduate of Yale University with a Bachelor of Arts degree in Economics.

      During the year ended March 31, 2000, the Board of Directors of the Company had no standing committees. Subsequent to March 31, 2000, the Board established an audit committee comprised of Mr. Soika and Dr. Anderson. There are no arrangements between any director or executive officer and any other person, pursuant to which the director or officer is to be selected as such. There is no family relationship between the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

      All directors of the Company are serving until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All executive officers of the Company are serving until the next annual meeting of directors and until their successors have been duly elected and qualified.

      Although the Board of Directors had only one physical meeting during the fiscal year ending March 31, 2000, which was attended by all of the directors, they had numerous telephone meetings. As permitted by applicable law, the Directors often acted by written consent, describing the particular actions to be taken. In addition, the president met with each of the other directors in person at several times during the year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Collaborative Research And Development Activities

      The Company has various collaborative research agreements with commercial enterprises. Under the terms of these arrangements, the Company has agreed to perform best efforts research and development and, in exchange, the Company may receive advanced cash funding and may also earn additional fees for the attainment of certain milestones. The Company may receive royalties on the sales of such products. The other parties generally receive exclusive marketing and distribution rights for certain products for set time periods in specific geographic areas.

Pharmaceutical Products-Dications

      The Company initially acquired its rights to the platform technology and dicationic compounds developed by the Consortium pursuant to an Agreement, dated January 15, 1997 (as amended, the "Consortium Agreement") among the Consortium, Pharm-Eco and UNC on behalf of itself and the other academic institutions in the Consortium. The Consortium Agreement commits each party to the agreement to research, develop, finance the research and development of, manufacture and market the technology and compounds owned by the Consortium and then licensed or optioned to Pharm-Eco (the "Current Compounds") and licensed to the Company pursuant to the Consortium Agreement, and all technology and compounds developed by the Consortium after the date thereof through use of Immtech-sponsored research funding or National Cooperative Drug Development grant funding made available to the Consortium (the "Future Compounds" and, collectively with the Current Compounds, the "Compounds"). The Consortium Agreement contemplates that Immtech and Pharm-Eco, with respect to the Current Compounds, and Immtech and UNC, with respect to Future Compounds, will enter into more comprehensive license or assignments of the intellectual property rights held by Pharm-Eco and the Consortium; and that Pharm-Eco and the Company will enter into an arrangement relating to the manufacture of products derived from the Compounds.

      Under the Consortium Agreement, Immtech agreed to use its best efforts to complete an initial public offering ("IPO") of shares of its Common Stock with gross proceeds of at least $10,000,000 or an alternative form of financing ("Alternative Financing") to raise at least $4,000,0000 by April 30, 1999. Immtech completed its IPO on April 30, 1999. Under the Consortium Agreement, as a result of the completion of the IPO, the Company: (i) used $5,000,000, to develop the Compounds, (ii) issued an aggregate of 611,250 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco, which number includes 137,500 shares issued to the Consortium, (iii) may be required to issue warrants to purchase an aggregate of 850,000 shares of Common Stock to Pharm-Eco or persons designated by Pharm-Eco with a ten-year term from the date of issuance, at an exercise price ($20.52) equal to the weighted average market price of the Company's Common Stock during the first 20 days of trading on any stock exchange or in any over-the-counter market, which warrants are exercisable upon the occurrence of certain events and subject to redemption by Immtech; and (iv) upon the filing by Immtech of an NDA or ANDA with the FDA with respect to any product covered by the Agreement under current Compounds, may be required to issue an aggregate of 150,000 shares of Common Stock collectively to Pharm-Eco or persons designated by Pharm-Eco, which number of shares includes 100,000 shares of Common Stock to be issued to the Consortium. In addition, Immtech will pay UNC an aggregate royalty of 5% of net sales of Current Products and Future Products, except that the Royalty Rate payable on any Compound developed at Duke University will be determined by negotiation at the time such Compound is developed. In the event that Immtech sublicenses its rights with respect to the Compounds, Immtech will pay UNC, in addition to the royalty described above, 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement and will pay to Pharm-Eco 2.5% of all signing, milestone and other non-royalty payments made to Immtech pursuant to the sublicense agreement.

      As a result of the completion of the IPO: (a) Pharm-Eco is entitled to designate for appointment one representative to Immtech's Board of Directors,
(b) UNC is entitled to designate one person as a non-voting observer of all meetings and other proceedings of Immtech's Board of Directors, (c) Immtech has begun making quarterly $100,000 Research Grants to UNC commencing April, 1999, and continuing every three months thereafter until, at a minimum, April, 2002 and (d) Immtech will pay all costs to obtain, maintain and defend all patents and patent applications relating to any Compounds or products. As of the filing of this report, Pharm-Eco has not designated its representative to the Immtech Board of Directors and UNC has not designated a non-voting observer.

      Because the gross proceeds of the IPO were more than $10,000,000, both Pharm-Eco and UNC will grant Immtech an exclusive worldwide license to use, manufacture, have manufactured, promote, sell, distribute, or otherwise dispose of any products based directly or indirectly on all of the Current Compounds and Future Compounds.

      In exchange for UNC's and Pharm-Eco's permission to extend the period of time for Immtech to fulfill its obligations under the Agreement (such obligations having been satisfied upon completion of the IPO), Immtech has (i) provided financial support to Dr. Richard Tidwell's laboratory and research covered by the agreement, (ii) paid fees and expenses charged UNC by UNC's patent counsel during the period of the extension, (iii) replenished Dr. Tidwell's UNC Department of Pathology & Laboratory Medicine trust fund of all monies spent due to the delay in receipt of the Research Grants and (iv) agreed to provide each of UNC and Pharm-Eco with 25,000 shares of Common Stock of Immtech (included in the 611,250 shares described above).

      During the years ended March 31, 1999 and 2000, the Company made payments to UNC of $300,000 and $650,000, respectively. Such payments were expensed as research and development costs.

      The Company entered into an agreement with Pharm-Eco to use reasonable efforts to form a joint venture to produce Good Manufacturing Practices ("GMP")-quality dicationic drugs and products for clinical testing and for early commercialization. Pharm-Eco was unable to manufacture certain required compounds and the Company subsequently engaged alternate suppliers who successfully manufactured the compounds.

      In February 1998, the Company received a Small Business Technology Transfer Research Grant for approximately $97,000 from the National Institutes of Health ("NIH") to develop simple, immune-based assays to measure drug presence and concentration in blood. During the years ended March 31, 1998 and 1999, the Company recognized revenue of approximately $20,000 and $77,000, respectively, from this grant. During the years ended March 31, 1998 and 1999, the Company expensed payments to the Consortium in the amount of approximately $15,000 and $50,000, respectively, for their research. Another Small Business Technology Transfer Research Grant for $100,000 was awarded to the Company in May 1998 from the NIH to study the applicability and effectiveness of using prodrug compounds as an oral treatment for tropical diseases such as trypanosomiasis, leishmaniasis and malaria. During the years ended March 31, 1999 and 2000, the Company recognized revenue of approximately $94,000 and $6,000, respectively, from this grant and expensed payments to the Consortium in the amount of approximately $14,000 and $6,000, respectively for their research. In August 1999, the Company received a Small Bussiness Innovation Research Grant for $598,000 from the NIH to research various infections. During the year ended March 31, 2000, the Company recognized revenue of $363,000 from this grant and expensed payments of $56,000 to Pharm-Eco for their research.

      In March 1998, the Company entered into an option and worldwide exclusive license agreement with Sigma Diagnostics, Inc. ("Sigma") for hemoglobin Alc technology which the Company had the right to. The option part of the agreement allows Sigma to evaluate the technology for potential manufacturing and use on instrumentation developed by Sigma. The option agreement includes a series of payments as specific research milestones are met. The first three milestones were completed and payments by Sigma of $20,000 and $25,000 were received by the Company in April 1998 and June 1998, respectively. A third payment of $50,000 was received in March 1999 and subsequently paid to Criticare in May 1999. The remaining milestone and license payments (which have not been paid) are for $60,000 and will be paid to Criticare, which acquired the Company's rights to future payments from Sigma. In addition, if a license is purchased by Sigma and sales are made through commercial sales, Criticare will receive annual royalty payments. The Company will receive no ongoing revenues nor will it have any further obligations to Sigma.

Formation Of Nextera Therapeutics, Inc.

      The Company has entered into a joint venture agreement with Franklin Research Group ("Franklin"), pursuant to which the parties have formed a corporation, NextEra Therapeutics, Inc. ("NextEra"), to develop therapeutic products for treating cancer and related diseases. NextEra will focus initially on the development of rmCRP. NextEra plans to fund the development of rmCRP through Phase I, II and III clinical trials and early commercialization.

      The joint venture agreement commits Franklin to invest a minimum of $1,350,000 to fund the Phase I human clinical trials using rmCRP in return for 510,000 common shares of NextEra. Immtech has contributed its rmCRP technology, including relevant patents and know-how, as well as the use of its current laboratory facilities, for 330,000 common shares of NextEra. NextEra is in the process of preparing drug substance and documents for a safety study in 30-50 cancer patients to be carried out at Northwestern University subject to availability of funds. The focus of the study is to evaluate the safety and early efficacy of rmCRP in patients with different types of cancer.

      At the conclusion of the Phase I trial, the data for safety and efficacy will be evaluated and Franklin will have 90 days to decide to continue the development of rmCRP in human Phase II and III clinical trials. If Franklin decides to proceed, it will invest a minimum of an additional $6,500,000 for which it will receive an additional 160,000 common shares of NextEra. If Franklin decides not to proceed, Immtech can purchase majority control of NextEra by buying stock at $1.00/share until enough shares are purchased for majority control. In addition, if Franklin elects to proceed, at its option, Immtech can invest $1,625,000 of the $6,500,000 required of Franklin after the Phase I trial, in which event Franklin will receive only 40,000 of the 160,000 shares to which it otherwise would be entitled.

      In addition to the shares of NextEra that are held by Immtech and Franklin, 33,000 shares are held by Dr. Potempa, Chief Scientific Officer of NextEra, 100,000 shares will be reserved for issuance to employees of the Company and Dr. Potempa has been granted an option to purchase 30,000 shares.

      The Company has, on the fifth anniversary of NextEra, a "put" option of NextEra stock. The exercise of the put will cause NextEra to purchase the stock owned by Immtech at an appraised value, or at $5.00 per share, whichever is lower. For purposes hereof, the "Put Period" shall be from July 8, 2003 through and including August 6, 2003.

      NextEra has funded the operation of Immtech's primary facility, including compensatory costs related to work on rmCRP and overhead associated with the project from July 1998 through December 1999. In addition, NextEra will continue to fund scientific salaries and the maintenance of all patents that are part of the intellectual property transferred to NextEra by Immtech.

Consulting Arrangements

      RADE has been engaged by the Company since July 1998 to assist in various aspects of the Company's ongoing operations, including analyzing the market potential of the Company's products, developing a long term strategy for exploitation of the Company's products and assisting in the negotiation of agreements with other parties which performed services for the Company. Such services have been provided on behalf of RADE by Messrs. James Ng, Eric Sorkin and Ms. Cecilia Chan. As compensation for the services which RADE has provided, in July and October of 1998, the Company granted to RADE warrants to purchase 225,000 shares of Common Stock and 750,000 shares of Common Stock, respectively, exercisable at $6.47 per share, subject to certain vesting conditions. In October 1998, in recognition of RADE's continued efforts, the Company waived the conditions to vesting of the RADE warrants.

      The Company may continue to consult with RADE from time to time. The Company anticipates, however, that the net proceeds from the IPO will be sufficient to enable the Company to hire additional management personnel, eliminating the need to rely upon RADE to supplement its management personnel.

      RADE has agreed not to sell any of their Shares, warrants or underlying Shares for the twenty-four month period (the "Initial Twenty-four Month Period") commencing April, 1999. RADE further has agreed not to sell or transfer any of their Shares unless the sooner of (1) the Share market price, adjusted for splits and like transactions, closes at or above $20.00 per share for a period of 20 consecutive trading days or (2) April, 2004. The 20 consecutive trading days above $20.00 per share has been met.

      The Company nominated and elected Eric Sorkin as a director to the Company's Board of Directors as a designee of RADE.

Criticare Systems, Inc.

      Criticare Systems, Inc. ("Criticare"), a shareholder, has advanced $597,722 and $590,000 to the Company as of June 30, 1998 and 1997, respectively. These advances plus accrued interest of $66,474 have been converted into an aggregate of 145,843 shares of Common Stock.

      Criticare, the largest shareholder in Immtech at the time, agreed to the Private Placement by New China Hong Kong Securities Limited ("NCHK"). In connection with the Recapitalization and other related transactions, Criticare obtained an option to license rmCRP as a therapy for treating sepsis. Sepsis is a bacterial infection which quickly overwhelms the immune systems and can lead to sudden death.

      On June 25, 1998 Criticare agreed to pay Immtech $150,000 (which amount Immtech chose to apply toward extinguishing outstanding indebtedness of Immtech to a service vendor) in exchange for 86,207 shares of Common Stock and the following additional consideration: (i) all of Immtech's right, title and interest in the Patent #5,484,735, which is used in the development of a hemoglobin A1c ("HbA1c") assay to minor diabetics for long term diet and glucose control; (ii) all of Immtech's right, title and interest in the Patent #5,702,904 which is used in the development of a carbohydrate deficient transferring ("CDT") blood to screen individuals who abuse alcohol over a sustained period of time; (iii) all of Immtech's rights under the Sigma Diagnostics, Inc. ("Sigma") Agreement dated as of March 23, 1998, including up to $110,000 in license fees payable by Sigma upon Sigma's exercise of options to license technology to conduct research and evaluation; (iv) all of Immtech's rights with respect to the License agreements between Immtech and Northwestern University dated as of March 10, 1998 and as of October 27, 1994, the former license agreement involving certain patent rights and know-how relating to Immunoassay Constructs to Quantitate Glucosylated-Hemoglobin and other Glucosylated Serum Proteins

(NU 8403) and the latter license agreement involving certain inventions in the field of Immunoassay for Identifying Alcoholics and Monitoring Alcohol Consumption (NU 9134); (v) an exclusive, royalty-free, world-wide license under Patent 5,405,832 to Potempa, granted as of April 11, 1995 to utilize rmCRP for the treatment of sepsis, a life threatening disease caused by bacteria that overwhelm the body's immune response; (vi) the right to sue for past infringement with respect to all of the foregoing; and (vii) all other rights reasonably required to make, use, sell and offer for sale products based on or related to the assigned assets. Under the agreement, Criticare is not assuming any other liabilities or obligations of any nature or kind, including any of Immtech's liabilities for obligations to Northwestern University under the Northwestern NU 8403 License and the Northwestern NU 9134 License that occurred prior to the closing. Additionally for a period of three years following closing, Immtech has agreed to make available to Criticare the part-time services of Dr. Potempa, Chief Scientific Officer of NextEra, to consult with and advise Criticare regarding research, testing, FDA compliance and approval, manufacture and commercialization of the products or applications covered by the above referenced patents. In exchange for Dr. Potempa's services, Criticare will reimburse Immtech for Immtech's out-of-pocket salary and employee benefit plan expenses, pro rata, with respect to Dr. Potempa. For a period of five years from the time of closing, Criticare shall have the option of purchasing supplies of rmCRP from Immtech. Criticare also, may manufacture rmCRP. If Criticare does decide to manufacture rmCRP, Immtech will provide all necessary know-how and expertise to enable Criticare to manufacture the molecule in commercially viable quantities. Subsequently the world-wide license referenced in (v) above has been assigned to a third party. The assignee to date has not notified the Company that they have been able to raise a minimum of $500,000 to fund the development of a sepsis product and begin clinical trials. Immtech is evaluating its options with respect to the technology. As of March 31, 1999, the Company owed Criticare $50,000 for payments received from Sigma. The amount was subsequently paid in May 1999.

      In November 1997, Criticare advanced $120,000 on behalf of the Company in order to fulfill a patent payment obligation of the Company to UNC. T. Stephen Thompson, CEO of Immtech, reimbursed Criticare for the advancement of funds by purchasing 20,425 shares of Criticare common stock (calculated using the average of the high and low quotation price for Criticare's common stock on the NASDAQ on the day of reimbursement). Criticare and Mr. Thompson have released Immtech from any obligation to repay either of them with respect to the patent payment.

Other Related Party Transactions

      In January 1998, in connection with the acquisition of a "public shell" corporation that the Company was considering merging into, certain stockholders of the Company, including T. Stephen Thompson, President and Chief Executive Officer of the Company, made royalty payments to UNC on behalf of the Company in the amount of $56,000. The payments were made on a voluntary basis in order to preserve the Company's rights to the assets licensed from UNC pending completion of the proposed merger between the Company and the "public shell" corporation. Thereafter, the Board of Directors of the Company voted not to pursue the proposed merger and the $56,000 advanced on behalf of the Company was deemed to represent a contribution to the Company's additional paid-in capital.

      Other shareholders have converted interest free advances of $387,450 as of June 30, 1998 into an aggregate of 196,824 shares of Common Stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Summary Compensation Table. The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and its Chief Financial Officer for the fiscal years ended March 31, 1998, 1999 and 2000. None of the Company's other employees received a salary in excess of $100,000 during such years.

                           SUMMARY COMPENSATION TABLE

                                           Annual
                                         Compensation     Long-Term Compensation
                                         ------------     ----------------------

Name and Principal Position     Year       Salary ($)         Options/Sars (#)
---------------------------     ----       ----------         ----------------

T. Stephen Thompson             2000       $143,750                  0
President, Chief Executive
Officer and Director            1999       $ 56,250                  0
                                1998       $ 12,500                  0

Gary C. Parks                   2000       $120,833                  0
Secretary, Treasurer and
Chief Financial Officer         1999       $ 56,250                  0
                                1998       $  8,667                  0

      AGGREGATE OPTION/WARRANT EXERCISES IN YEAR ENDED MARCH 31, 2000 AND
                    OPTION/WARRANT VALUES AT MARCH 31, 2000

                                                     Number of Unexercised     Value of Unexercised
                                                  Options At March 31, 2000   In-the Money Options at
                                                            (#)                March 31, 2000 ($)(1)
                                                 --------------------------  --------------------------
                           Shares        (1)
                        Acquired on   Realized
Name                    Exercise (#)  Value ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
----                    ------------  ---------  -----------  -------------  -----------  -------------
T. Stephen Thompson         800        18,600      36,133           0          987,535          0
Gary C. Parks                0            0        35,487           0          968,014          0

(1) Based on the March 31, 2000 value of $28.25 per share, minus the per share exercise price, multiplied by the number of shares underlying the option/warrant.

Director Compensation for Fiscal Year Ending March 31, 2000.

      There was no Director compensation for the fiscal year ending March 31, 2000.

Employment Agreements

      The Company entered into an employment agreement with Mr. Thompson in 1992 pursuant to which the Company retained Mr. Thompson as its President and Chief Executive Officer for an annual base salary of $150,000 (subject to annual adjustment by the Board), plus reimbursement for related business expenses. The agreement, which includes certain confidentiality and non-disclosure provisions, also grants to Mr. Thompson the right to receive an annual bonus to be established by the Board in an amount not to exceed 60% of Mr. Thompson's annual base salary for the year and certain other fringe benefits. If the Company breaches the agreement or Mr. Thompson is terminated by the Company without cause, he is entitled to all payments which he would otherwise accrue over the greater of nine months from the date of termination or the remaining term under the agreement. Additionally, rights to all options granted to Mr. Thompson pursuant to the agreement vest immediately upon his termination without cause or a change of control of the Company. The term of Mr. Thompson's agreement expired on May 11, 1999, subject to automatic renewal for successive one-year terms unless terminated by either party upon 30 days notice. Except for $12,500 paid to Mr. Thompson during the fiscal year ended March 31, 1998, Mr. Thompson has waived any right to receive salary due under his employment agreement prior to June 30, 1998. Beginning July 1, 1998 and continuing until April 30, 1999, Mr. Thompson agreed to accept one-half of his annual salary as full satisfaction of the Company's salary obligation under his employment agreement. Mr. Thompson, effective May 1, 1999, has resumed his full salary rate of $150,000 per annum under his employment agreement, but will not be paid amounts previously waived.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under federal securities laws, the Company's directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common stock and subsequent acquisitions, dispositions or other transfers of interest in such securities. The Company is required to disclose whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. To the Company's knowledge and except as previously reported, all of the Company's directors and officers subject to such reporting obligations have satisfied their reporting obligations in full for the year ended March 31, 2000.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors shall select the independent public accounting firm for the Company each year at its annual meeting following the annual meeting of shareholders. Therefore, no accounting firm is being recommended to or selected at this annual meeting of shareholders. Deloitte & Touche LLP, Milwaukee, Wisconsin, is the independent public accounting firm for the Company. It is expected that a representative from Deloitte & Touche will be present at the annual shareholders meeting. That representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

      Any proposals of shareholders intended to be included in the proxy statement for the 2001 annual meeting of the shareholders must be received by the Company not later than April 27, 2001. Any such proposal must be received at the principal executive offices of the Company.

      For a proposal not intended to be included in the proxy statement, any such proposal received by the Company after July 11, 2001 will be considered untimely, and accordingly, the Company will be permitted to exercise discretionary authority to vote on such proposal.

--------------------------------------------------------------------------------

                                   FORM 10-KSB

--------------------------------------------------------------------------------

             THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON
         SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY
          OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE
         FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE
          SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED
        MARCH 31, 2000. SUCH REQUEST SHOULD BE DIRECTED TO GARY C. PARKS,
    IMMTECH INTERNATIONAL, INC., 150 FAIRWAY DRIVE, SUITE 150, VERNON HILLS,
                                 ILLINOIS 60061

--------------------------------------------------------------------------------

Annex A.

                           IMMTECH INTERNATIONAL INC.
                            2000 STOCK INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL

      1.1. Purpose. The purpose of the Plan is to enable the Company to attract, retain and reward employees, directors and other individuals who are providing significant services to the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success through the award of Incentive Stock Options, Nonqualified Stock Options and Stock Awards.

      1.2. Effective Date. The Plan shall be effective as of March 30, 2000 (the "Effective Date"), subject to shareholder approval on or before March 30, 2001, and shall remain in effect until terminated in accordance with Article VIII; provided, however, in no event may an Incentive Stock Option be granted under the Plan on or after the tenth anniversary of the Effective Date or the date the Plan is approved by the Company's stockholders, whichever is earlier.

      1.3. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees, directors and other individuals providing material services to the Company, those persons who will be granted one or more Awards under the Plan, and thereby become Participants in the Plan.

      In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Subsidiaries.

      1.4. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article VI (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article II).

                                   ARTICLE II

                                   DEFINITIONS

      When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

      2.1. "Award" means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options and Stock Awards.

      2.2. "Board" means the Board of Directors of the Company.

      2.3. "Cause" means, in the reasonable judgment of the Committee, a Participant's habitual intoxication, drug addiction, material theft, proven dishonesty, gross misconduct, embezzlement, fraud, conviction of a felony (whether or not connected with the employment relationship), disclosure of material trade secrets or business information of the Company or use of the facilities or premises of the Company for the conduct of unlawful or unauthorized activities or transactions. The Committee's determination as to whether Cause exists will be final and binding. For purposes of this Section 2.3, the term Company shall be deemed to include the Subsidiaries.

      2.4. "Code" means the Internal Revenue Code of 1986, as amended.

      2.5. "Committee" means a committee of two or more members of the Board appointed by the Board to administer the Plan. At any time the Board has not appointed such a Committee, the Board shall act as the Committee under the Plan.

      2.6. "Common Stock" means common stock of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of
Section 6.2 of this Plan.

      2.7. "Company" means Immtech International, Inc., a Delaware corporation, and any successor thereto.

      2.8. "Disabled" or "Disability" means a physical or mental disability which, in the reasonable judgment of the Committee based upon a written opinion of a licensed physician who has been approved by the Committee, renders the Participant permanently incapable, after reasonable accommodation, of performing the duties of his or her position. For purposes of determining the post-termination exercise period applicable to an Incentive Stock Option, the term "Disability" shall mean permanent disability within the meaning of Code
Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's Termination Date.

      2.9. "Eligible Individual" means an employee of the Company and any other person providing material services to the Company including, without limitation, a person serving as a director, consultant, advisor or independent contractor. For purposes of this Section 2.9, the term Company shall be deemed to include the Subsidiaries.

      2.10. "Exchange Act" means the Securities Exchange Act of 1934.

      2.11. "Fair Market Value" means, as of any date with respect to a share of Common Stock, the mean between the closing high bid and low asked prices as reported by the NASDAQ National Market System (or, if not so reported, by the system then regarded as the most reliable source of such quotations); provided that if there are not reported quotations on the given date, the value determined using the reported quotations on the last previous date on which so reported.

      2.13. "Incentive Stock Option" means an Option that is intended to satisfy the requirements of an "incentive stock option" within the meaning of Code
Section 422.

      2.14. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

      2.15. "Option" means an option to purchase shares of Common Stock which is either an Incentive Stock Option or Nonqualified Stock Option.

      2.16. "Participant" means an Eligible Individual who is granted an Award under the Plan.

      2.17. "Plan" means the Immtech International, Inc. 2000 Stock Incentive Plan, as amended from time to time.

      2.18. "Retirement" means, with respect to a Participant, a Termination Date which occurs due to retirement, as described in the retirement policies of the Company and its Subsidiaries. In the case of a Participant who is not an employee of the Company or its Subsidiaries, whether a Termination Date is for Retirement shall be determined by the Committee, in its sole discretion. Until the company institutes a retirement policy, this provision links retirement to termination of employment after age 60 with at least 5 years of service with the Company.

      2.19. "Stock Award" means an incentive award made under the Plan to an Eligible Individual in accordance with Article IV of the Plan.

      2.20. "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

      2.21. "Termination Date" means the date the Participant both ceases to be an employee of the Company and ceases to perform services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board. For purposes of this Section 2.21, the term Company shall be deemed to include the Subsidiaries.

                                   ARTICLE III

                                  OPTION AWARDS

      3.1. Eligibility. The Committee shall determine and designate from among the Eligible Individuals, those persons who shall be granted Options and become Participants under the Plan and the number of shares of Common Stock that shall be subject to each such Option.

      3.2. Terms and Conditions of Options. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee in its sole discretion; provided, however, that no Incentive Stock Option shall be awarded to any individual who is not an employee of the Company. To the extent that an Option designated as an Incentive Stock Option does not satisfy the requirements of Section 422 of the Code, it shall be treated as a Nonqualified Stock Option. Each Option granted under the Plan shall be subject to the following terms and conditions, and such other terms and conditions as the Committee deems appropriate.

            (a) Exercise Price. The price of each share of Common Stock subject to an Option shall be determined by the Committee at the time the Option is granted and, in the case of an Incentive Stock Option, shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

            (b) Vesting of Options. The exercise of an Option is contingent on satisfaction of the vesting conditions, if any, established by the Committee with respect to such Option at the time of grant. Such conditions may include, but are not limited to, completion of a specified period of service or achievement of performance goals. If the Committee determines that a Participant has disclosed without the written consent of an authorized officer of the Company, to any person not employed by or engaged to render services to the Company or a Subsidiary, any material confidential information of the Company or a Subsidiary, or that the Participant has engaged in material competition with the Company or any Subsidiary or in any activities otherwise contrary to the best interests of the Company, the Committee may cancel such Participant's outstanding Options, whether or not vested.

            (c) Expiration Date. Unless the Committee determines otherwise, Options awarded under the Plan shall expire and no longer be exercisable on the earliest to occur of:

                  (i) The ten-year anniversary of the date the Option was
            granted;

                  (ii) If the Participant's Termination Date occurs by reason of death, Disability or Retirement, the first anniversary of such Termination Date;

                  (iii) If the Participant's Termination Date occurs for reasons of Cause, such Termination Date; or

                  (iv) If the Participant's Termination Date occurs for any
            reason other than death, Disability, Retirement or Cause, the three-month anniversary of the Termination Date.

      Unless the Committee determines otherwise, any portion of an Option which is not exercisable on the Participant's Termination Date for any reason shall expire on such Termination Date and may not thereafter be exercised.

            (d) Other Terms. Options granted under the Plan may also be subject to such other provisions (whether or not applicable to any other Options granted under the Plan) as the Committee determines appropriate, including without limitation, provisions to assist the Participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of Common Stock acquired under any Option, provisions for the acceleration of exercisability or vesting of Options, provisions relating to restrictions on competitive activity, or provisions to comply with Federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

      3.3. Rules Applicable to Incentive Stock Options. In addition to the terms and conditions specified elsewhere in the Plan, the following rules shall be applicable to Incentive Stock Options.

            (a) Grant Period. An Incentive Stock Option may not be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company or approved by stockholders of the Company, whichever is earlier.

            (b) Ten Percent-Owner. If a Participant on the date that an Incentive Stock Option is granted owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

            (c) Employee Status. To retain favorable Incentive Stock Option tax treatment, the Option holder must be an employee of the Company at all times from the date the Option is granted through a date that is no more than three months prior to the date such Option is exercised (or no more than one year prior to the date such Option is exercised if the Option holder terminates employment due to death or Disability). For this purpose, the first 90 days of an authorized leave of absence (or, if longer, the period the Participant's right to reemployment is guaranteed by statute or contract) shall not be deemed to sever the employment relationship.

            (d) Limitations on Dispositions. To retain favorable Incentive Stock Option tax treatment, Common Stock received upon the exercise of an Incentive Stock Option may not be disposed of prior to the later of two years from the date the Incentive Stock Option is granted or one year from the date the shares of Common Stock are transferred to the Participant upon exercise of the Incentive Stock Option.

            (e) Value of Shares. The aggregate Fair Market Value (determined at the date or dates of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

      3.4. Exercise of Options. An Option may be exercised in whole or part, to the extent then exercisable, by filing a written notice with the Secretary of the Company at its corporate headquarters. Such notice shall specify the number of shares of Common Stock to be purchased and must be accompanied by payment of the exercise price and applicable withholding taxes. Such payment may be paid
(1) in cash, (2) by check, (3) in the discretion of the Committee, by the delivery (or certification of ownership) of Common Stock that has been held by the Participant at least six months, or (4) in any other manner then permitted by the Committee; provided, however, that payment of the exercise price by delivery of Common Stock then owned by the Participant may be made, if permitted by the Committee, only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee.

      3.5. Conditional Exercise of Options Prior to Full Vesting. The Committee, in its sole discretion, may provide that an Option under the Plan shall be exercisable prior to the satisfaction of the vesting conditions. Any shares received in connection with the exercise of an Option prior to the satisfaction of the vesting conditions shall be subject to such restrictions and limitations, including limitations on transfer, as determined by the Committee in its sole discretion. The Participant shall be required to execute a Restricted Stock Agreement agreeing to such terms as a condition of exercise. Upon change in control, options shall be immediately, fully vested.

                                   ARTICLE IV

                         STOCK AWARDS; RESTRICTED STOCK

      4.1. Definition. Subject to the terms of this Article IV, a Stock Award under the Plan is a grant of shares of Common Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee in its sole discretion. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Common Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Common Stock (as applicable) is referred to as the "Restricted Period." Such Stock Award may be referred to as "Restricted Stock" during the Restricted Period. Stock Awards may provide for delivery of the shares of Common Stock at the time of grant, or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

      4.2. Eligibility. The Committee, in its sole discretion, shall designate the Participants to whom Stock Awards are to be granted, and the number of shares of Common Stock that are subject to each such Award.

      4.3. Terms and Conditions of Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

            (a) Beginning on the date of grant (or, if later, the date of distribution) of shares of Common Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant shall be treated as owner of such shares and shall have the right to vote such shares.

            (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

                  (i) On and after the date that a Participant has a fully
            earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights and any other rights of a stockholder with respect to such shares.

                  (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights (as defined in subparagraph (iv) below) with respect to such shares.

                  (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights (as defined in subparagraph (iv) below) with respect to such shares, at the time and in the form determined by the Committee.

                  (iv) A "Dividend Right" with respect to shares comprising a
            Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Common Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Common Stock, as determined by the Committee, shall be payable at the time and in the form determined by the Committee, and shall be subject to such other terms and conditions as the Committee may determine.

                                    ARTICLE V

                                 ADMINISTRATION

      5.1. Authority of Committee. The Committee shall have the authority to approve Eligible Individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Award. Awards may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Award without such Award holder's written consent.

      5.2. Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

      5.3. Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award made under it. To the maximum extent permitted by applicable law, each such member shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as employees of the Company, as members of the Board or under the by-laws of the Company.

                                   ARTICLE VI

                        COMMON STOCK SUBJECT TO THE PLAN

      6.1. Common Stock Subject to Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 350,000 shares, subject to adjustment in accordance with Section 6.2. In no event shall the number of shares of Common Stock underlying Options awarded to any one individual in any 12-month period exceed 50,000 shares. Shares issued under the Plan may be authorized but unissued shares or shares that are currently held or subsequently acquired by the Company as treasury shares. Any shares subject to an Award which for any reason expires or terminates without the issuance of Common Stock (including, if applicable, Common Stock that is not issued because it is withheld to satisfy tax withholding) shall again be available for issuance of Awards under the Plan.

      6.2. Adjustment to Shares. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Common Stock or other change in corporate structure or capitalization affecting the Common Stock, the type and number of shares of Common Stock which are or may be subject to Awards under the Plan and the terms of any outstanding Awards (including the number of shares subject to the Award and the price, if applicable, at which they may be purchased) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of the benefits awarded or to be awarded to Participants under the Plan.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      7.1. No Contract of Employment. The Plan does not constitute a contract of employment, and selection as a Participant will not give any individual the right to be retained in the employ of the Company as an employee, advisor or otherwise, nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

      7.2. Shareholder Status. No Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which shares of Common Stock are registered in his or her name.

      7.3. Limitations on Distributions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any share of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

      7.4. Withholding of Taxes. All distributions and payments under the Plan are subject to the withholding of all applicable taxes. To the extent permitted by the Committee, payment of the minimum tax withholding required by law on the exercise of a Nonqualified Stock Option may be made by withholding shares of Common Stock otherwise issuable upon such exercise having a Fair Market Value equal to such minimum withholding tax.

      7.5. Non-Transferability. Awards granted under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that a Participant who receives an Option under the Plan has the right to exercise such Option the Option may be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to transfer Awards (other than Incentive Stock Options) granted under the Plan to a member of the Participant's immediate family or to a trust for the benefit of the Participant or members of the Participant's immediate family.

      7.6. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

      7.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

      7.8. Agreement with Company. At the time an Award is granted to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions not inconsistent with the Plan as the Committee, in its sole discretion, may prescribe.

      7.9. Governing Law. The Plan, and all agreements under the Plan, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

      The Board may at any time amend or terminate the Plan, provided that, subject to Section 6.2 (relating to adjustment of shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board without such individual's written consent.

      Executed this 30th day of March, 2000.

                                           IMMTECH INTERNATIONAL, INC.


                                           By:   _______________________________

                                           Its:  _______________________________

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                           IMMTECH INTERNATIONAL, INC.
   This Proxy is Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders -- October 12, 2000

      The undersigned hereby appoints T. Stephen Thompson and Gary C. Parks proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of common stock of Immtech International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Westin O'Hare, 6100 River Road, Rosemont, Illinois 60018 at 10:00 A.M. local time on October 12, 2000, and at all adjournments thereof, as indicated on the proposals described in the Proxy Statement, and all other matters properly coming before said meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.

            PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                          IMMTECH INTERNATIONAL, INC .
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |X|

The Board of Directors recommends a vote FOR all Nominees listed in Proposal 1 and FOR approval of Proposal 2. Unless otherwise specified, this Proxy will be voted FOR all Nominees listed in Proposal 1 and FOR approval of Proposal 2.

1.    ELECTION OF DIRECTORS:

      Nominees:
      01 T. Stephen Thompson
      02 Byron E. Anderson
      03 Emil Soika
      04 Eric Sorkin

                       For          Withhold          For All
                       All            All             Except*
                       |_|            |_|               |_|

*INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space:_____________________________________

2. The proposal to approve the adoption of the Immtech International, Inc. 2000 Stock Incentive Plan.

                    For             Against             Abstain
                    |_|               |_|                 |_|

3. To consider and approve such other matters as may properly come before the meeting.

All Proxies to vote at said Meeting or any adjournments thereof heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

                                         Dated: __________________________ ,2000


Signature(s) ___________________________________________________________________

________________________________________________________________________________
(Please sign as name(s) appears on this proxy card. If joint account, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

--------------------------------------------------------------------------------

                       THIS SPACE RESERVED FOR ADDRESSING
                            (key lines do not print)

--------------------------------------------------------------------------------
                        ^     FOLD AND DETACH HERE    ^

                             YOUR VOTE IS IMPORTANT!

            PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.